EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sanchez Midstream Partners LP, including any amendments thereto, of our report dated February 4, 2019, related to the estimated future reserves and income attributable to certain leasehold interests of Sanchez Midstream Partners LP which is included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2018, filed by Sanchez Midstream Partners LP with the Securities and Exchange Commission on March 7, 2019.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

March 14, 2019

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258